Exhibit 99.2

Porter Bancorp, Inc. Declares Cash Dividend

LOUISVILLE, Ky.--(BUSINESS WIRE)--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that its Board of Directors declared a cash dividend of $0.21 per share. The dividend will be payable on July 1, 2008, to shareholders of record as of June 15, 2008.

“Our Board of Directors remains focused on building long-term shareholder value through our cash dividend program,” stated Maria L. Bouvette, President and CEO of Porter Bancorp, Inc. “This dividend represents a 5% increase from the dividend paid in July of 2007 and highlights our strong financial condition.”

About Porter Bancorp, Inc.

Porter Bancorp, Inc. is a bank holding company headquartered in Louisville, Kentucky. It is the sixth largest independent banking organization based on total assets domiciled in the Commonwealth of Kentucky, with $1.6 billion in assets as of March 31, 2008. Through Porter’s subsidiary PBI Bank, it operates 19 full-service banking offices in 12 counties in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

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CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President and CEO, 502-499-4800